EXHIBIT 23.2

MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1/A of Consolidation Services, Inc. (A Development Stage Company), of  (i) our report dated March 26, 2008 on our audit of the financial statements of Consolidation Services, Inc. (A Development Stage Company) as of December 31, 2007, and the related statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2007 and since inception on January 26, 2007; (ii) our report dated May 27, 2008 on our audit of the financial statements of Buckhorn Resources, LLC (A Development Stage Company) as of December 31, 2007 and December 31, 2006, and the related statements of operations, members’ equity and cash flows for the years ended December 31, 2005, 2006, and 2007, and since inception on October  10, 2004; (iii) our report dated September 24, 2008 on our audit of the financial statements of LeeCo Development, LLC (A Development Stage Company) as of June 30, 2008 and December 31, 2007 and the related statements of operations, members' equity and cash flows for the six months ended June 30, 2008 and June 30, 2007, for the year ended December 31, 2007, from inception in November 2006 through December 31, 2006 and from inception in November 2006 through June 30, 2008;  and (iv) the reference to us under the caption “Experts.”

/s/ Moore & Associates Chartered

Las Vegas, Nevada
October 15, 2008